MFS Sector Rotational Fund, a series of MFS Series Trust XII, established additional classes of shares as described in an Amendment, dated December 28, 2007, to the Declaration of Trust contained in
 Post-Effective Amendment No.~8 to the Registration Statement (File
Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange
 Commission via EDGAR December 28, 2007, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.